Exhibit 99.1

Stitch Fix Announces Second Quarter Fiscal Year 2021 Financial Results

SAN FRANCISCO, March 8, 2021 (GLOBE NEWSWIRE) -- Stitch Fix, Inc. (NASDAQ:SFIX), the leading online personal styling service, has released its financial results for the second quarter of fiscal year 2021 ended January 30, 2021, and posted a letter to its shareholders on its investor relations website.

Second quarter highlights
•Net revenue of $504.1 million, an increase of 12% year over year
•Active clients of nearly 3.9 million, an increase of 408,000 or 12% year over year, and 110,000 clients quarter over quarter
•Net revenue per active client of $467, a decrease of 7% year over year
•Net loss of $21.0 million and diluted loss per share of $0.20
•Adjusted EBITDA loss of $8.9 million

Stitch Fix Founder and CEO Katrina Lake said, “In Q2, we delivered $504 million in net revenue, reflecting 12% year-over-year growth, and grew our active client count to nearly 3.9 million, reflecting 12% year-over-year growth. In our first two quarters we had more net active client additions than in our entire past fiscal year, and we delivered one of our strongest Januarys on record. This level of demand for our model of personalized discovery and radical convenience positions us well to continue to capture share amidst the ongoing shift in the retail landscape, and gives us confidence in our long-term opportunity. The fundamentals of our business are strong, we continue to expand our service in innovative new ways, and we are excited to continue to deliver on our strategy.”
Please visit the Stitch Fix investor relations website at https://investors.stitchfix.com to view the financial results included in the letter to shareholders. The Company intends to continue to make future announcements of material financial and other information through its investor relations website. The Company will also, from time to time, disclose this information through press releases, filings with the Securities and Exchange Commission (the “SEC”), conference calls, or webcasts, as required by applicable law.
Conference Call and Webcast Information
Katrina Lake, Founder and Chief Executive Officer of Stitch Fix, Elizabeth Spaulding, President of Stitch Fix, and Dan Jedda, Chief Financial Officer of Stitch Fix, will host a conference call at 2:00 p.m. Pacific Time today to discuss the Company’s financial results and outlook. A live webcast will be accessible on Stitch Fix’s investor relations website at investors.stitchfix.com. Interested parties can also access the call by dialing 800-458-4121 in the U.S. or 323-794-2093 internationally, and entering conference code 9716592.
A telephonic replay will be available through Monday, March 15, 2021, at 888-203-1112 or 719-457-0820, passcode 9716592. An archive of the webcast conference call will be available shortly after the call ends at https://investors.stitchfix.com.
About Stitch Fix, Inc.
Stitch Fix is an online personal styling service that is reinventing the shopping experience by delivering one-to-one personalization to our clients through the combination of data science and human judgment. Stitch Fix was founded in 2011 by CEO Katrina Lake. Since then, we’ve helped millions of women, men, and kids discover and buy what they love through personalized selections of apparel, shoes, and accessories, curated by Stitch Fix stylists and algorithms. For more information about Stitch Fix, please visit https://www.stitchfix.com.

Forward-Looking Statements
This press release, the related conference call and webcast, and the letter to shareholders contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our expectations for future financial performance, including our profitability and long-term targets; guidance on financial results for the third quarter and full year of 2021; the momentum of our business; the impact of the COVID-19 pandemic on consumer purchasing behavior; the rate of client migration to our offering; the share shift, and forecasted continued shift, to online shopping and our ability to capture market share; that the overall demand for apparel will increase as the broader market normalizes; our expected conversion and retention of new and existing clients; the success of our direct-buy functionality and the timing and plans for its launch to first time clients; that direct buy will help drive greater engagement and fuel client acquisition by unlocking the full addressable apparel market; our ability to respond to cycle time delays; that demand in our Men’s offering will improve as we emerge from the COVID-19 pandemic; that investments across our Fix and direct buy offerings will increase the relevance of our service, increase the value we get from clients, expand our addressable market, and allow us to play in the full suite of shopping occasions; that the expansion of direct buy will increase client lifetime values; that investments in product experiences will drive greater personalization, increase wallet share, and enhance lifetime value; our plans to expand our “Fix Preview” initiative and its impact on client conversion rates, client satisfaction, client retention, keep rate and average order value; our newly launched “live styling” experience and whether it will improve client retention and deepen client trust; our plans to grow our styling community and product engineering team; our ability to move to a multi-inventory model and whether such model will allow us to meaningfully expand selection, attract more clients, drive higher demand, and accelerate growth; our ability to leverage our engineering and data science capabilities to drive efficiencies in our business and enhance our ability to personalize our service and offerings; whether our marketing investments and initiatives to create personalized advertising will be effective in acquiring, engaging and retaining clients; our ability to determine optimal marketing and advertising methods; and the resilience of our warehouse network. These statements involve substantial risks and uncertainties, including risks and uncertainties related to the ongoing COVID-19 pandemic, our responses to the pandemic, the responses of our clients, competitors, suppliers, governmental authorities, and public health officials; our ability to generate sufficient net revenue to offset our costs; the growth of our market and consumer behavior; our ability to acquire, engage, and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, stylists, operations, marketing initiatives, and other key strategic areas; risks related to our inventory; risks related to our supply chain, sourcing of materials and shipping of merchandise; risks related to international operations; and other risks described in the filings we make with the SEC. Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2020. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.

Stitch Fix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share amounts)

	January 30, 2021	August 1, 2020
Assets
Current assets:
Cash and cash equivalents	$140,031	$143,455
Short-term investments	166,957	143,037
Inventory, net	182,422	124,816
Prepaid expenses and other current assets	49,911	55,002
Total current assets	539,321	466,310
Long-term investments	62,395	95,097
Federal income tax receivable	44,896	742
Property and equipment, net	73,576	70,369
Operating lease right-of-use assets	130,291	132,615
Other long-term assets	5,543	4,296
Total assets	$856,022	$769,429
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$96,788	$85,177
Operating lease liabilities	25,718	24,333
Accrued liabilities	116,647	77,590
Gift card liability	12,259	8,590
Deferred revenue	14,953	13,059
Other current liabilities	8,344	3,406
Total current liabilities	274,709	212,155
Operating lease liabilities, net of current portion	134,341	140,175
Other long-term liabilities	13,438	16,062
Total liabilities	422,488	368,392
Stockholders’ equity:
Class A common stock, $0.00002 par value	1	1
Class B common stock, $0.00002 par value	1	1
Additional paid-in capital	392,205	348,750
Accumulated other comprehensive income (loss)	3,268	2,728
Retained earnings	38,059	49,557
Total stockholders’ equity	433,534	401,037
Total liabilities and stockholders’ equity	$856,022	$769,429

Stitch Fix, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	January 30, 2021	February 1, 2020	January 30, 2021	February 1, 2020
Revenue, net	$504,087	$451,784	$994,510	$896,599
Cost of goods sold	287,744	249,597	558,716	493,110
Gross profit	216,343	202,187	435,794	403,489
Selling, general, and administrative expenses	256,694	193,689	495,678	394,831
Operating income (loss)	(40,351)	8,498	(59,884)	8,658
Interest (income) expense	(642)	(1,477)	(1,803)	(3,130)
Other (income) expense, net	107	28	312	862
Income (loss) before income taxes	(39,816)	9,947	(58,393)	10,926
Provision (benefit) for income taxes	(18,777)	(1,484)	(46,895)	(327)
Net income (loss)	$(21,039)	$11,431	$(11,498)	$11,253
Other comprehensive income (loss):
Change in unrealized gain (loss) on available-for-sale securities, net of tax	(388)	247	(1,051)	75
Foreign currency translation	1,929	651	1,591	2,406
Total other comprehensive income (loss), net of tax	1,541	898	540	2,481
Comprehensive income (loss)	$(19,498)	$12,329	$(10,958)	$13,734
Net income (loss) attributable to common stockholders:
Basic	$(21,039)	$11,431	$(11,498)	$11,253
Diluted	$(21,039)	$11,431	$(11,498)	$11,253
Earnings (loss) per share attributable to common stockholders:
Basic	$(0.20)	$0.11	$(0.11)	$0.11
Diluted	$(0.20)	$0.11	$(0.11)	$0.11
Weighted-average shares used to compute earnings (loss) per share attributable to common stockholders:
Basic	105,544,515	102,045,087	104,840,283	101,801,666
Diluted	105,544,515	104,637,548	104,840,283	104,018,782

Stitch Fix, Inc.
Condensed Consolidated Statements of Cash Flow
(Unaudited)
(In thousands)

	For the Six Months Ended
	January 30, 2021	February 1, 2020
Cash Flows from Operating Activities
Net income (loss)	$(11,498)	$11,253
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Deferred income taxes	—	(4,865)
Inventory reserves	4,619	2,831
Stock-based compensation expense	44,684	27,881
Depreciation, amortization, and accretion	14,206	10,347
Other	214	71
Change in operating assets and liabilities:
Inventory	(62,024)	(31,586)
Prepaid expenses and other assets	2,524	5,167
Long-term federal income tax receivable	(44,154)	—
Operating lease right-of-use assets and liabilities	(793)	141
Accounts payable	11,261	(4,870)
Accrued liabilities	38,763	15,254
Deferred revenue	1,884	(729)
Gift card liability	3,669	3,160
Other liabilities	2,311	4,187
Net cash provided by (used in) operating activities	5,666	38,242
Cash Flows from Investing Activities
Purchases of property and equipment	(13,894)	(11,446)
Purchases of securities available-for-sale	(112,646)	(129,925)
Sales of securities available-for-sale	29,317	14,095
Maturities of securities available-for-sale	90,439	81,675
Net cash provided by (used in) investing activities	(6,784)	(45,601)
Cash Flows from Financing Activities
Proceeds from the exercise of stock options, net	20,539	5,658
Payments for tax withholding related to vesting of restricted stock units	(24,116)	(5,256)
Net cash provided by (used in) financing activities	(3,577)	402
Net increase (decrease) in cash and cash equivalents	(4,695)	(6,957)
Effect of exchange rate changes on cash	1,271	2,014
Cash and cash equivalents at beginning of period	143,455	170,932
Cash and cash equivalents at end of period	$140,031	$165,989
Supplemental Disclosure
Cash paid for income taxes	$227	$90
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$5,530	$4,474
Capitalized stock-based compensation	$2,348	$893
Leasehold improvements paid by landlord	$—	$7,406

Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between companies. We believe free cash flow is an important metric because it represents a measure of how much cash from operations we have available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include:
•adjusted EBITDA excludes interest (income) expense and other (income) expense, net, as these items are not components of our core business;
•adjusted EBITDA does not reflect our tax provision (benefit), which may increase or decrease cash available to us;
•adjusted EBITDA excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;
•adjusted EBITDA excludes the non-cash expense of stock-based compensation, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business; and
•free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.
Adjusted EBITDA
We define adjusted EBITDA as net income (loss) excluding interest (income) expense, provision (benefit) for income taxes, other (income) expense, net, depreciation and amortization, and stock-based compensation expense. The following table presents a reconciliation of net income (loss), the most comparable GAAP financial measure, to adjusted EBITDA for each of the periods presented

	For the Three Months Ended		For the Six Months Ended
(in thousands)	January 30, 2021	February 1, 2020	January 30, 2021	February 1, 2020
Net income (loss)	$(21,039)	$11,431	$(11,498)	$11,253
Add (deduct):
Interest (income) expense	(642)	(1,477)	(1,803)	(3,130)
Provision (benefit) for income taxes	(18,777)	(1,484)	(46,895)	(327)
Other (income) expense, net	107	28	312	862
Depreciation and amortization	6,664	5,804	13,123	10,770
Stock-based compensation expense	24,759	15,755	44,684	27,881
Adjusted EBITDA	$(8,928)	$30,057	$(2,077)	$47,309

Free Cash Flow
We define free cash flow as cash flows provided by (used in) operating activities reduced by purchases of property and equipment that are included in cash flows provided by (used in) investing activities. The following table presents a reconciliation of cash flows provided by (used in) operating activities, the most comparable GAAP financial measure, to free cash flow for each of the periods presented:

	For the Six Months Ended
(in thousands)	January 30, 2021	February 1, 2020
Free cash flow reconciliation:
Cash flows provided by (used in) operating activities	$5,666	$38,242
Deduct:
Purchases of property and equipment	(13,894)	(11,446)
Free cash flow	$(8,228)	$26,796
Cash flows provided by (used in) investing activities	$(6,784)	$(45,601)
Cash flows provided by (used in) financing activities	$(3,577)	$402

Operating Metrics

	January 30, 2021	October 31, 2020	August 1, 2020	May 2, 2020	February 1, 2020
Active clients (in thousands)	3,873	3,763	3,522	3,418	3,465
Net revenue per active client(1)	$467	$467	$486	$498	$501

(1) Fiscal year 2019 was a 53-week year, with the extra week occurring in the quarter ended August 3, 2019. Therefore, net revenue per active client for the quarters ended May 2, 2020 and February 1, 2020, includes the impact of the extra week of revenue.
Active Clients
We define an active client as a client who checked out a Fix or was shipped an item using our direct-buy functionality in the preceding 52 weeks, measured as of the last day of that period. A client checks out a Fix when she indicates what items she is keeping through our mobile application or on our website. We consider each Men’s, Women’s, or Kids account as a client, even if they share the same household.
Net Revenue per Active Client
We calculate net revenue per active client based on net revenue over the preceding four fiscal quarters divided by the number of active clients, measured as of the last day of the period.

IR Contact: David Pearce ir@stitchfix.com	PR Contact: Suzy Sammons media@stitchfix.com